UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 20, 2020

VIRTUSA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33625	04-3512883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 Turnpike Rd Southborough, Massachusetts	01772
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (508) 389-7300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	VRTU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 20, 2020, Virtusa Corporation (the “Company”) held a special meeting of stockholders (the “Special Meeting”). As of October 9, 2020, the record date for the Special Meeting, 33,309,509 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), were outstanding and entitled to vote (including 3,000,000 shares of Common Stock issuable upon conversion of the 108,000 shares of Series A Convertible Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”), issued and outstanding), of which 27,370,719 shares of Common Stock, or approximately 82.2%, were represented by proxy at the Special Meeting, constituting a quorum.

The final results of voting for each matter submitted to a vote of the stockholders at the Special Meeting are set forth below.

Proposal 1: Adoption of the Merger Agreement

The Company’s stockholders adopted the Agreement and Plan of Merger, dated as of September 9, 2020 (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Austin HoldCo Inc., a Delaware corporation (“Parent”), Austin BidCo Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Sub”), and the Company, pursuant to which Sub will be merged with and into the Company (the “Merger”). The results of such vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,011,436	321,540	37,743	--

Proposal 2: Advisory Approval Vote on the Compensation of the Company’s Named Executive Officers

The Company’s stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers that may be paid or may become payable to the Company’s named executive officers in connection with the Merger. The results of such vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,592,067	4,727,696	50,956	--

Proposal 3: Adjournment or Postponement of the Special Meeting

The Company’s stockholders approved a proposal to adjourn or postpone the Special Meeting to a later date or time, if necessary or appropriate as determined by the Company, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting or any adjournment or postponement thereof to approve the merger proposal. The results of such vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,278,016	2,052,947	39,756	--

Item 8.01.	Other Events.

On November 20, 2020, the Company issued a press release announcing adoption of the Merger Agreement by the Company’s stockholders at the Special Meeting, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Virtusa Corporation on November 20, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2020	Virtusa Corporation

	By:	/s/ Ranjan Kalia
	Name:	Ranjan Kalia
	Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)